AGREEMENT AND PLAN OF MERGER

                                 by and among

                              DEUTSCHE BANK AG,

                        CIRCLE ACQUISITION CORPORATION

                                     and

                          BANKERS TRUST CORPORATION






                        Dated as of November 30, 1998




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                              TABLE OF CONTENTS

                         AGREEMENT AND PLAN OF MERGER


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                                                                          ----


                                  ARTICLE I

                                   THE MERGER

    1.1  The Merger..........................................................1
    1.2  Effective Time......................................................2
    1.3  Effects of the Merger...............................................2
    1.4  Effect on the Company Capital Stock.................................2
    1.5  Exchange Procedures.................................................3
    1.6  Options.............................................................4
    1.7  Other Equity Based Awards...........................................5
    1.8  Certificate of Incorporation........................................5
    1.9  Bylaws..............................................................5
    1.10  Directors and Officers of Surviving Corporation....................5
    1.11  Integration of Legal Entities......................................6
    1.12  Name of Surviving Corporation......................................6

                                  ARTICLE II

                         CLOSING; DISCLOSURE; STANDARDS

    2.1  Closing Date........................................................6
    2.2  Deliveries at Closing...............................................6
    2.3  Disclosure Schedules................................................6

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    3.1  Corporate Organization..............................................7
    3.2  Capitalization......................................................8
    3.3  Authority; No Violation............................................10
    3.4  Consents and Approvals.............................................11
    3.5  Reports............................................................11
    3.6  Financial Statements...............................................12
    3.7  Broker's Fees......................................................12
    3.8  Absence of Certain Changes or Events...............................13
    3.9  Legal Proceedings..................................................14
    3.10  Tax Matters.......................................................14
    3.11  Employee Benefits Plans; ERISA....................................15
    3.12  SEC Reports.......................................................17
    3.13  Licenses; Compliance with Applicable Law..........................17

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    3.14  Certain Contracts.................................................17
    3.15  Agreements with Regulatory Agencies...............................18
    3.16  Investment Securities.............................................18
    3.17  Derivative Instruments............................................19
    3.18  Undisclosed Liabilities...........................................19
    3.19  Environmental Liability...........................................19
    3.20  Intellectual Property.............................................20
    3.21  Labor Matters.....................................................21
    3.22  Fairness Opinion..................................................21
    3.23  Investment Company Act............................................21
    3.24  Transactions with Affiliates......................................21
    3.25  Insurance.........................................................21
    3.26  State Takeover Laws...............................................21
    3.27  Rights Plan.......................................................22

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    4.1  Corporate Organization.............................................22
    4.2  Authority; No Violation............................................22
    4.3  Consents and Approvals.............................................23
    4.4  Broker's Fees......................................................24
    4.5  Legal Proceedings..................................................24
    4.6  Ownership of Company Common Stock..................................24
    4.7  Financing..........................................................24
    4.8  Reports............................................................24
    4.9  Financial Statements...............................................24
    4.10  Licenses; Compliance with Applicable Law..........................25

                                  ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1  Conduct of Business Prior to the Effective Time....................25
    5.2  Forbearances of the Company........................................25
    5.3  Forbearances of Parent.............................................28

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

    6.1  Regulatory Matters.................................................28
    6.2  Access to Information..............................................29
    6.3  Board Recommendations..............................................30
    6.4  Other Offers.......................................................31
    6.5  Stockholder Approval...............................................31
    6.6  Legal Conditions to Merger.........................................32
    6.7  Indemnification; Directors' and Officers' Insurance................32

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    6.8  Further Assurances.................................................33
    6.9  Advice of Changes..................................................33
    6.10  Employee Benefits.................................................34
    6.11  Employment Agreements.............................................34
    6.12  Employee Retention Plan and Benefit Continuation..................34
    6.13  State Takeover Statutes...........................................34
    6.14  Section 15 of the Investment Company Act..........................34
    6.15  Consent Procedure.................................................35
    6.16  Rights Plan.......................................................35

                                 ARTICLE VII

                              CONDITIONS PRECEDENT

    7.1  Conditions to Each Party's Obligation To Effect the Merger.........35
    7.2  Conditions to Obligations of Parent and Merger Sub.................36
    7.3  Conditions to Obligations of the Company...........................37

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

    8.1  Termination........................................................37
    8.2  Effect of Termination..............................................38
    8.3  Amendment..........................................................38
    8.4  Extension; Waiver..................................................39

                                  ARTICLE IX

                               GENERAL PROVISIONS

    9.1  Nonsurvival of Representations, Warranties and Agreements..........39
    9.2  Expenses...........................................................39
    9.3  Notices............................................................39
    9.4  Interpretation.....................................................40
    9.5  Counterparts.......................................................41
    9.6  Entire Agreement...................................................41
    9.7  Governing Law......................................................41
    9.8  Severability.......................................................41
    9.9  Publicity..........................................................41
    9.10  Assignment; Third Party Beneficiaries.............................41
    9.11  Waiver of Jury Trial..............................................42
    9.12  Definitions and Usage.............................................42


Exhibit A - Option Agreement
Exhibit B - Forms of Agreements of Designated Key Employees

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                         AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of November 30, 1998, by and among DEUTSCHE BANK AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Parent"), CIRCLE ACQUISITION CORPORATION, a New York corporation and a newly formed wholly owned subsidiary of Parent ("Merger Sub"), and BANKERS TRUST CORPORATION, a New York corporation (the "Company").

            WHEREAS, Parent has determined that it is in its best interests and in the best interests of Parent's stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into the Company so that the Company is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger;

            WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

            WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Parent and the Company will enter into a stock option agreement (the "Option Agreement") in the form attached hereto as Exhibit A;

            WHEREAS, prior to the date hereof the Board of Directors of the Company has approved this Agreement, the Merger and the Option Agreement, upon the terms and subject to the conditions set forth herein and therein;

            WHEREAS, certain key employees of the Company shall enter into agreements as described in Section 6.11, and the Company has agreed to establish the retention bonus and pay guarantee agreements as described in Section 6.12; and

            WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                  ARTICLE I

                                  THE MERGER

            1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Business Corporation Law of the State of New York (the "BCL"), at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company. The Company shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of New York. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

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            1.2 Effective Time. On the Closing Date (as defined in Section 2.1), the Merger shall become effective upon the filing of a certificate of merger
(the "Certificate of Merger") with the Secretary of State of the State of New York (the "New York Secretary"), or at such later time as shall be specified in the Certificate of Merger, in accordance with the BCL and by making all other filings or recordings required by the BCL in connection with the Merger. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

            1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 906 of the BCL.

            1.4 Effect on the Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities:

            (a) Each share of the common stock, par value $1.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of the Company Common Stock held
(i) in the Company's treasury or (ii) directly or indirectly by Parent or the Company or any of their respective wholly owned Subsidiaries (as defined in Section 3.1) (except for Fiduciary and DPC Shares (as defined in Section 1.4(c)) shall become and be converted into the right to receive $93.00 in cash, without interest (the "Merger Consideration").

            (b) The shares of stock of any class or series of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of stock of the Surviving Corporation at the Effective Time having the same terms, rights and preferences, and shall thereafter constitute all of the issued and outstanding stock of the Surviving Corporation, except as provided in Section 1.4(d); provided, that such terms, rights and preferences, and the issuance by the Surviving Corporation of stock having such terms, rights and preferences, shall not violate the terms, or require the approval of the holders of, the Company Preferred Stock (as defined in Section in 3.2).

            (c) At the Effective Time, all shares of the Company Common Stock that are owned by the Company as treasury stock and all shares of the Company Common Stock that are owned, directly or indirectly, by Parent or the Company or any of their respective wholly owned Subsidiaries (other than shares of the Company Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and other than any shares of the Company Common Stock held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (all such shares being referred to herein as "Fiduciary and DPC Shares")) shall be canceled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

            (d) Each share of the Company Preferred Stock issued and outstanding at the Effective Time shall remain outstanding thereafter as a share of the preferred stock of the Surviving Corporation.

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            (e) Each issued and outstanding 5-3/4% Convertible Subordinated
Debenture of the Company (the "Company Convertible Debentures") shall remain outstanding, unchanged by reason of the Merger, except that, in accordance with the applicable provisions of the indenture under which such Company Convertible Debenture was issued, without any action on the part of the holder thereof, each Company Convertible Debenture shall no longer be convertible into the Company Common Stock but shall thereafter be convertible only into the right to receive the Merger Consideration multiplied by the number of shares of the Company Common Stock the holder thereof would have been entitled to receive had such holder converted such Company Convertible Debenture into the Company Common Stock immediately prior to the Effective Time.

            1.5 Exchange Procedures. (a) At and after the Effective Time, each certificate (each, a "Certificate") previously representing shares of the Company Common Stock shall (except as specifically set forth in Section 1.4) represent only the right to receive the Merger Consideration, without interest.

            (b) At the Effective Time, Parent or Merger Sub shall deposit, or shall cause to be deposited, with a bank or trust company (which may be an affiliate of Parent or the Company) (the "Exchange Agent"), for the benefit of the holders of the Certificates, an amount equal to the product of the Merger Consideration and the number of shares of the Company Common Stock entitled to receive the Merger Consideration.

            (c) Immediately after the Effective Time, the Exchange Agent shall mail or deliver to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a customary form; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate or Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor a check in an amount equal to the product of the Merger Consideration and the number of shares of the Company Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration. In the event of a transfer of ownership of any shares of the Company Common Stock not registered in the transfer records of the Company, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Company Common Stock is presented to Parent, accompanied by documents sufficient, in the discretion of Parent, (x) to evidence and effect such transfer, and (y) to evidence that all applicable stock transfer taxes have been paid. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Certificates such amounts (if any) as Parent determines are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

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            (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.5.

            (e) If any Certificates shall not have been surrendered to Parent by the date six months after the Effective Time (or by such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall thereupon, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Any stockholders of the Company who have not theretofore complied with this Section 1.5 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration deliverable in respect of each share of the Company Common Stock held by such stockholder, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or any other Person shall be liable to any former holder of the Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

            1.6 Options. At the Effective Time, each option to purchase shares of the Company Common Stock outstanding and unexercised as of the Effective Time (the "Options") granted pursuant to the Company's 1997 Stock Option and Stock Award Plan, 1994 Stock Option and Stock Award Plan, 1991 Stock Option and Stock Award Plan, 1985 Stock Option and Stock Award Plan, as amended, the Alex. Brown Incorporated 1991 Equity Incentive Plan and 1991 Non-Employee Director Equity Plan, and any other equity-based plans of the Company or a Subsidiary providing for the granting of options with respect to Company Common Stock (collectively, the "Company Stock Option Plans") shall become 100% vested and immediately exercisable. Each holder of an Option outstanding as of the Effective Time shall be entitled to receive, and shall be paid in full satisfaction of such Option, a cash payment in an amount in respect thereof equal to the product of (a) the excess of the Merger Consideration over the exercise price per share of the Company Common Stock subject to such Option multiplied by (b) the number of shares of the Company Common Stock subject to such Option immediately prior to the Effective Time, less any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Option. The Parent requires that prior to the Effective Time, the Board of Directors of the Company shall determine that each Option shall be exercisable following the Effective Time at its then existing option price for the Merger

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Consideration, less any income or employment tax withholding required under the
Code or any provision of state, local or foreign tax law. Each Option, the obligations under which have not been satisfied in accordance with the provisions of this Section 1.6, shall be exercisable following the Effective Time, in accordance with such determination.

            1.7 Other Equity Based Awards. (a) Prior to the Closing Date the Company shall take all necessary and appropriate actions to provide that, upon the Effective Time, each restricted stock award or deferred stock award (collectively, the "Stock Awards") or any other stock-based award (other than the Options), the value of which is based upon the value of the Company Common Stock (the "Units," and together with Stock Awards, the "Awards") which is subject to any vesting requirement and which was issued pursuant to a Company Stock Option Plan or any of the Company's Partnershare Plan, Dividend Reinvestment and Common Stock Purchase Plan, Partnership for One-Hundred Plan, Partnership for One-Hundred Plan II, the Partnership Equity Plan or the BT Investments (Australia) Ltd. Group Notional Equity Participation Plan (collectively, the "Company Equity Plans" and together with the Company Stock Option Plans, the "Company Stock Plans") and which is disclosed in Section 3.2 of the Company Disclosure Schedule shall become 100% vested and payable or distributable, as the case may be.

            (b) Effective as of the Effective Time, each Award shall be canceled and terminated in accordance with its terms. In consideration of such cancellation and termination, as soon as practicable after the Effective Time, the Surviving Corporation shall pay to the holder of each Award the amount in respect thereof as is required under the terms of the Company Stock Plans and/or agreements governing such Awards, subject to employment or income tax withholding of such amounts (if any) as are required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Award.

            1.8 Certificate of Incorporation. Subject to the terms and conditions of this Agreement (including, without limitation, Section 1.12), at the Effective Time, the certificate of incorporation of Merger Sub (which certificate shall provide for the terms of the Company Preferred Stock to remain as provided for under the Company's certificate of incorporation as now in effect) shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.9 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.10 Directors and Officers of Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation; such directors and officers shall hold office in accordance with the Surviving Corporation's bylaws and applicable law.

            1.11 Integration of Legal Entities. The parties agree to cooperate and take all requisite action prior to or following the Effective Time to merge or otherwise consolidate legal entities (effective at or after the Effective
Time) to the extent desirable in Parent's judgment for commercial, regulatory or other reasons, and further agree that Parent may at any time change the method of effecting the Merger, including, without limitation, by merging another direct or indirect wholly owned subsidiary of Parent with and into the Company, and the Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement, provided, however, that any such actions shall not (a) alter or change the amount or kind of Merger Consideration to be paid to holders of the Company Common Stock as provided for in this Agreement or (b) materially delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

            1.12 Name of Surviving Corporation. At and following the Effective Time, the name of the Surviving Corporation shall be "Bankers Trust Corporation," until thereafter changed in accordance with applicable law.


                                  ARTICLE II

                        CLOSING; DISCLOSURE; STANDARDS

            2.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 A.M. on the third business day after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof or at such other place and on such other date as shall be agreed to by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

            2.2 Deliveries at Closing. Subject to the provisions of Articles VII and VIII, on the Closing Date there shall be delivered to Parent and the Company the documents and instruments required to be delivered under Article VII.

            2.3 Disclosure Schedules. (a) Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and, in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Parent, or to one or more of such party's covenants contained in Article V; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under

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

the standard established by Section 2.3(b), and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to either the Company or Parent, respectively.

            (b) No representation of the Company contained in Article III (other than Section 3.8(a)) or of Parent contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Parent, has had or would be reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, respectively. For all purposes of determining whether any facts or events contravening a representation or warranty contained herein constitute, individually or in the aggregate, a Material Adverse Effect, representations and warranties contained in Article III (other than Section 3.8(a)) or IV shall be read without regard to any reference to materiality or Material Adverse Effect set forth therein.


                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as Previously Disclosed in the section of the Company Disclosure Schedule corresponding to the relevant section below, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

            3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Subject to the following sentence, as used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, corporation, partnership, limited liability company or other organization, whether an incorporated or unincorporated organization (a "Corporate Entity"), which is consolidated with such party for financial reporting purposes or which otherwise would be deemed to be a subsidiary of such Person within the meaning of the BHCA. For purposes of this Article III (except for Sections 3.5, 3.13 and 3.15, as to which the preceding sentence shall apply) and Article IV hereof, "Subsidiary" shall mean, with respect to any party, a Corporate Entity which is consolidated with such party for financial reporting purposes. True and complete copies of the certificate of incorporation and bylaws of the Company, as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

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

            (b) The Company has Previously Disclosed to Parent a complete and correct list of all of the Company's Subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of each such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as otherwise disclosed in
Section 3.1(b) of the Company Disclosure Schedule, such shares or other securities are owned by the Company or its wholly owned Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "Lien") with respect thereto. Each of the Company's Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (to the extent the concepts of "qualification to do business" and "good standing" exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Section 3.1(b) of the Company Disclosure Schedule sets forth a list of all Corporate Entities deemed to be a subsidiary of the Company or any of its Subsidiaries within the meaning of the BHCA. The Company has provided to Parent a true and complete description of all principal, joint venture and similar investments held by the Company or any of its Subsidiaries, including, without limitation, all such investments in which any Company employee or affiliate serves as a director. The Company has provided or made available to Parent a true and complete copy of all partnership, joint venture or similar agreements to which the Company or any of its Subsidiaries is a party. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not have outstanding any capital commitments with respect to the principal, joint venture and similar investments of the Company or any of its Subsidiaries which exceeds $1 million individually.
Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding capital commitments with respect to the principal, joint venture and similar investments of the Company and any of its Subsidiaries.

            (c) The minute books of the Company and of each of its Significant Subsidiaries (as defined in Regulation S-X of the SEC (as defined in Section 3.4)) accurately reflect in all material respects all material corporate actions held or taken since January 1, 1995 of its stockholders and Board of Directors (including committees of its Board of Directors).

            3.2 Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of the Company Common Stock, of which as of October 31, 1998, 95,304,919 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, no par value (the "Company Preferred Stock"), of which 80,000 have been designated as Adjustable Rate Cumulative Preferred Stock, Series Q ($2500 Liquidation Preference) ("Series Q"), 60,000 have been designated as Adjustable Rate Cumulative Preferred Stock, Series R ("Series R"), and 50,000 have been designated as 7-3/4% Cumulative Preferred Stock, Series S ($2500 Liquidation Preference) ("Series S"). As of October 31, 1998, 63,847 shares of Series Q Company Preferred Stock are issued and outstanding (evidenced by 63,847,000 depositary shares, each of which represents a one-hundredth interest in a share of Series Q Company Preferred Stock ($2500 Liquidation Preference)), 44,000 shares of Series R Company Preferred Stock are issued and outstanding (evidenced by 44,000,000 depositary shares, each of which represent a one-hundredth interest in a share of Series R Company Preferred Stock ($2500 Liquidation Preference)), and 50,000 shares of Series S Company Preferred Stock are issued and outstanding (evidenced by 50,000,000 depositary shares, each of which represent a one-hundredth interest in a share of Series S Company Preferred Stock ($2500 Liquidation Preference)). As of October 31, 1998, 10,075,256 shares of the Company Common Stock are held in the Company's treasury. No shares of the Company Common Stock or the Company Preferred Stock are reserved for issuance, except for 293,300 shares of the Company Common Stock reserved for issuance in connection with the Company Stock Plans and the Company Convertible Debentures and 1,000,000 shares of the Company Preferred Stock reserved for issuance in connection with the Rights Plan. All of the issued and outstanding shares of the Company Common Stock and the Company Preferred Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and except as provided below, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of the Company Common Stock or the Company Preferred Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Company Common Stock or the Company Preferred Stock or requiring any payment relating to the value or market price of the Company Common Stock or the Company Preferred Stock. Section 3.2 of the Company Disclosure Schedule sets forth the number of shares of the Company Common Stock issuable on the conversion of the Company Convertible Debentures and a list, as of October 31, 1998, of the Option holders, the date of each Option to purchase the Company Common Stock granted, the number of shares subject to each such Option, the expiration date of each such Option, the vesting schedule of each such Option and the price at which each such Option may be exercised under the applicable Company Stock Plan. Except as set forth in
Section 3.2 of the Company Disclosure Schedule (but without giving effect to shares reserved but not then subject to outstanding Options as identified in such Section of the Company Disclosure Schedule), since September 30, 1998, the Company has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of the Company Common Stock issued upon the exercise or conversion of Options outstanding as of September 30, 1998, as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding Options of the Company. Except as set forth on
Section 3.2 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section
3.2 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its

Subsidiaries. The Company Common Stock and the Company Preferred Stock shall be referred to collectively as the "Company Capital Stock."

            3.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company prior to the date hereof (which approval satisfies in full the requirements of the BCL regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval and adoption at a meeting of such stockholders and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of two-thirds of the votes of the outstanding shares of the Company Common Stock entitled to vote thereon, no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Company has resolved to recommend that the Company's stockholders approve and adopt this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In addition, the Board of Directors has taken all requisite action such that (i) the Rights Plan and (ii) the freezeout, special shareholder voting and other requirements imposed by Section 912 of the BCL, and the provisions of any other state "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation, are not applicable to the Merger or the transactions contemplated by this Agreement or the Option Agreement.

            (b) Neither the execution and delivery of this Agreement or the Option Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in
Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

            3.4 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA, (b) the filing of any required applications or notices with the Federal Reserve Bank of New York, the New York State Banking Department and other applicable supranational, federal, state or foreign governmental agencies or authorities and approval of such applications and notices, (c) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), (d) the filing of the Certificate of Merger with the New York Secretary pursuant to the BCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and any applicable domestic or foreign industry self-regulatory organization ("SRO"), and the rules of the New York Stock Exchange (the "NYSE"), (f) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (g) the approval and adoption of this Agreement and the Merger by the requisite vote of the stockholders of the Company, (h) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including Council Regulation No. 4064/89 of the European Community (the "EC Merger Regulation"), (i) such additional consents and approvals set forth in
Section 3.4 of the Company Disclosure Schedule, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on the Company or prevent or materially delay consummation of the transactions contemplated by this Agreement, no consents, authorizations or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity") or, of or with any other Person, are necessary in connection with (x) the execution and delivery by the Company of this Agreement,
(y) the consummation by the Company of the Merger and the other transactions contemplated hereby or (z) the conduct by the Surviving Corporation following the Effective Time of the business of the Company and its Subsidiaries as currently conducted. As of the date hereof, the Company has no reason to believe that any Requisite Regulatory Approvals (as defined in Section 7.1(b)) will not be obtained or satisfied, as the case may be.

            3.5 Reports. The Company and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (a) the SEC, (b) any SRO and (c) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all other reports, registrations and statements required to be filed by them since January 1, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory

Agency has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.5 of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of the Company or any of its Subsidiaries.

            3.6 Financial Statements. The Company has previously made available to Parent copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and December 31, 1997, (b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by a Form 10-K/A dated May 8, 1998 (the "Company 1997 Form 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of the Company's independent public accountants, and (c) the unaudited consolidated interim financial statements of the Company included in the Company's Quarterly Reports on Form 10-Q for each of its first three fiscal quarters ended after December 31, 1997. The December 31, 1997 consolidated balance sheet of the Company and the other financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, and any financial statements filed by the Company with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply (and, in the case of the financial statements filed after the date of this Agreement, will comply) in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with United States generally accepted accounting principles ("GAAP") or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, and any other applicable legal and accounting requirements.

            3.7 Broker's Fees. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreement, except that the Company has retained Morgan Stanley & Co. Incorporated as its financial advisor, pursuant to compensation arrangements with which have been disclosed in writing to Parent prior to, and will not be modified subsequent to, the date of this Agreement.

            3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in the Company Reports (as defined in Section 3.12) filed prior to the date of this Agreement, since September 30, 1998, no event has occurred and no fact or circumstance shall have come to exist which has had, or is reasonably likely to result in, a Material Adverse Effect on the Company.

            (b) As of the date of this Agreement, except as publicly disclosed in the Company Reports filed prior to the date hereof, since December 31, 1997, the Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices and there has not been:

            (i) except as required by applicable law and except as specifically provided for in this Agreement, any (A) increase in the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any current or former executive officer, employee (other than normal wage increases in the ordinary course consistent with past practices), or director from the amount thereof in effect as of December 31, 1997, or (B) grant of any severance, deferred compensation, termination or change in control pay, entry into any employment contract or contract to make or grant any severance, deferred compensation, termination or change in control pay, or payment of any bonus other than customary year-end bonuses for fiscal 1997 or acceleration of the payment of, or entitlement to, any compensation payment or benefit described above, by the Company or any of its Subsidiaries;

            (ii) any strike, work stoppage, slowdown, or other material labor disturbance or employment related problem, or any activity or proceeding by a labor union or other similar organization to represent or otherwise organize any of the employees of the Company;

            (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms as of the date of this Agreement;

            (iv) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of the Company Capital Stock, except for issuances of Company Common Stock upon the exercise of Options awarded prior to the date hereof in accordance with the terms of the Company Stock Plans;

            (v) except insofar as required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries; or

            (vi) any tax election or any settlement or compromise of any material income tax liability.

            3.9 Legal Proceedings. (a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against the Company or any of its Subsidiaries,
(ii) against any person who is currently an executive officer of the Company or any of its Subsidiaries with respect to any of their actions as such or (iii) challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement.

            (b) There is no injunction, order, judgment or decree imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

            (c) The Company has Previously Disclosed to Parent information concerning the reserves associated with any of the matters described in this
Section 3.9 as reflected in the books and records of the Company as of the date hereof.

            3.10 Tax Matters. (a) The Company and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) or made provision (in accordance with GAAP) for all Taxes shown as due on such Tax returns and reports for all past and current periods for which the Company or any of its Subsidiaries is liable.

            (b) The most recent financial statements contained in the Company's Quarterly Report on Form 10-Q for the fiscal period ending September 30, 1998 reflect reserves for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that are not reserved for in accordance with GAAP.

            (c) To the Knowledge of the Company, no requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such Taxes that have been reserved for in accordance with GAAP in the most recent financial statements contained in the Company's Quarterly Report on Form 10-Q for the fiscal period ending September 30, 1998.

            (d) As used in this Agreement, the term "Taxes" includes all supranational, federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including, without limitation, obligations for withholding Taxes from payments due or made to any other Person and any interest, penalties or additions to tax.

            3.11 Employee Benefit Plans; ERISA. (a) Except as set forth in
Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option or other equity based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries or any current or former employee, officer or director of any entity with respect to which the Company or its Subsidiaries is a successor (collectively the "Company Benefit Plans"). Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule (or as otherwise expressly provided under this Agreement):
(i) neither the Company nor any of its Subsidiaries has any plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would materially increase the benefits provided to any employee or former employee of the Company or any Subsidiary thereof; and (ii) since August 1, 1998, there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan;

            (b) With respect to each Company Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code or under any law or regulation of any foreign jurisdiction or Regulatory Agency, such plan so qualifies, its trust (if any) is exempt from taxation under Section 501(a) of the Code and the consummation of the transaction contemplated hereby will not adversely affect such qualification or exemption; (ii) it has been operated and administered in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no material pending or threatened claims against, by or on behalf of any Company Benefit Plans (other than routine claims for benefits); (iv) no breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code has occurred; (vi) no Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Company's consolidated financial statements;

            (c) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and, to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to the Company, any of its Subsidiaries or, after the Closing, to Parent;

            (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, with respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than as required under Section 4980B of the Code or on an employee-pay-all basis;

            (e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule or as specifically provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of the Company or any of its Subsidiaries to any retention, change in control or severance benefits or compensation or any other compensatory payments; or (ii) accelerate the time of the payment, vesting or funding of, or increase the amount of, compensation or benefits paid or payable to any such current or former employee or director. Except as specifically identified in Section 3.11(e) of the Company Disclosure Schedule, no amount or benefit paid or payable in connection with the transactions contemplated hereby, individually or in the aggregate, (whether contingent or otherwise) by the Company, any of its Subsidiaries or, following the Closing, Parent, will fail to be deductible under Section 162(m), Section 280G or any other provision of the Code or any similar foreign law or regulation;

            (f) There is no Company Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, nor is any Company Benefit Plan a plan covered by Section 4063 or 4064 of ERISA;

            (g) True and complete copies of each Company Benefit Plan (other than foreign benefit plans or statutorily required benefit plans or schemes), including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded Company Benefit Plan have been supplied or made available to Parent;

            (h) No liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any Company Benefit Plan or the single-employer plan of any entity which is considered one employer with the Company or any of its Subsidiaries under
Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, or any similar notice to any foreign Regulatory Agency, has been required to be filed for any Company Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

            (i) Neither any Company Benefit Plan nor any single-employer plan of an ERISA Affiliate of the Company or any of its Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code; and

            (j) Under each Company Benefit Plan which is a single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in Company Benefit Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Company Benefit Plan, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

            3.12 SEC Reports. The Company has made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports"), and (b) communication mailed by the Company to its stockholders since January 1, 1996. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained (and no registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1996, the Company and each of its Significant Subsidiaries has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC with respect thereto.

            3.13 Licenses; Compliance with Applicable Law. The Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above.

            3.14 Certain Contracts. Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding
(a) as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Company Reports, (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to the Company or any of its Subsidiaries or which restricts the conduct of any business by the Company or any of its Subsidiaries or any geographic area in which the Company or any of its Subsidiaries may conduct business or requires exclusive referrals of any business, (d) with or to a labor union or guild (including any collective bargaining agreement), (e) except as contemplated by Article I hereof or as set forth in Section 3.11(d) of the Company Disclosure Schedule (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (f) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. The Company has previously made available to Parent true and correct copies of all employment and deferred compensation agreements with executive officers, key employees or material consultants which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a "Company Contract", and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto.

            3.15 Agreements with Regulatory Agencies. Except as set forth in
Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity, that restricts the conduct of its business or has, or could reasonably be expected to, result in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries (a) been advised since January 1, 1995 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (b) any Knowledge of any pending or threatened regulatory investigation.

            3.16 Investment Securities. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company in accordance with GAAP.

            3.17 Derivative Instruments. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements (collectively, "Derivative Instruments"), whether entered into for the account of the Company or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and to the Knowledge of the Company, in accordance with prudent business practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder. The Company has Previously Disclosed to Parent information which is accurate and complete in all material respects as of the date of this Agreement regarding: (a) the composition and character of the trading, lending and dealing portfolios of the Company and its Subsidiaries (including without limitation any such information concerning the Derivative Instruments and related securities, currencies, instruments, assets and contracts comprising the trading and dealing portfolios of the Company and its Subsidiaries); (b) the current credit exposures and credit concentrations arising from the trading, dealing and lending operations of the Company and its Subsidiaries; (c) the potential additional credit exposures and credit concentrations to which the Company and its Subsidiaries may become exposed as a result of existing positions and loans on its and their books; (d) the extent and credit quality of collateral securing the current and potential credit exposures of the Company and its Subsidiaries; (e) the statistically modeled market risk profile(s) of, or other scenario or test results regarding, the trading and dealing portfolios of the Company and its Subsidiaries; and (f) the methodologies, techniques, empirical inputs and assumptions used by the Company and its Subsidiaries in the pricing models that mark-to-market the trading and dealing positions of the Company and its Subsidiaries and the statistical models that quantify the measures and estimates of credit and market risk described in clauses (a) through (e) above.

            3.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Form 10-Q for the period ended September 30, 1998, liabilities identified in Section 3.18 of the Company Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

            3.19 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on the Company or any of its Subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation.

            3.20 Intellectual Property. (a) The Company and its Subsidiaries own or have valid license to use all trade secrets, patents, copyrights, trademarks, service marks, trade names or other intellectual property rights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with, and, to the Company's Knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property.

            (b) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by the Company of any rights to use computer and telecommunications equipment or software, including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books), or other technology necessary to carry on its business substantially as currently conducted.

            (c) Neither the Company nor any of its Subsidiaries has received, nor to the Knowledge of the Company are there facts that would form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998). The Company has disclosed to Parent a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any of the Company or its Subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use its reasonable best efforts to implement such plan.

            (d) The Company has disclosed to Parent a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-16 (SUP), dated June 12, 1998, entitled "Banking Organizations' Preparedness for Economic and Monetary Union in Europe" as such issues affect any of the Company or its Subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use its reasonable best efforts to implement such plan.

            3.21 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any such Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or such Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries pending or, to its knowledge, threatened, nor is the Company aware of any activity involving it or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity; and the Company and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours relating to its employees and has not engaged in any unfair labor practice.

            3.22 Fairness Opinion. On or before the date hereof, Morgan Stanley & Co. Incorporated has delivered its opinion to the Company's Board of Directors that the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

            3.23 Investment Company Act. The Company and each of its Subsidiaries are in compliance with the provisions of Section 15(f) of the 1940 Act applicable thereto (including with respect to any obligations arising out of the Company's acquisition of Alex. Brown Incorporated). A complete list of the registered investment company clients of the Company and each of its Subsidiaries, and the names of the members of the boards of directors thereof, has previously been made available by the Company to Parent.

            3.24 Transactions with Affiliates. Except as disclosed in the Company Reports filed prior to the date hereof, from January 1, 1998 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

            3.25 Insurance. The Company has in effect insurance coverage with reputable insurers, summaries of which have previously been provided by the Company to Parent.

            3.26 State Takeover Laws. Neither Section 912 of the BCL nor, to the best of the Company's Knowledge, any other "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company or any of its Subsidiaries, is or will be applicable to the Merger, the Option Agreement or any of the transactions contemplated hereby or thereby.

            3.27 Rights Plan. The Board of Directors of the Company has approved an amendment (in the form previously provided to Parent) to the Rights Plan to the effect that none of Parent, Merger Sub or any of their respective affiliates shall become an "Acquiring Person", and that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Plan) will occur as a result of the approval, execution or delivery of this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby (including any exercise of the Option (as defined therein)). The Rights Plan and the Rights shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding rights (the "Rights") thereunder.


                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Except as Previously Disclosed in the section of the Parent Disclosure Schedule corresponding to the relevant section below, Parent and, with respect to Sections 4.1 and 4.2, Merger Sub hereby represent and warrant to the Company as follows:

            4.1 Corporate Organization. Parent is an Aktiengesellschaft duly organized and validly existing under the laws of the Federal Republic of Germany. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and all of its outstanding capital stock is owned directly or indirectly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has conducted its operations only as contemplated hereby and has engaged in no other business activities other than as contemplated hereby; provided, however, that Merger Sub may incur indebtedness that does not contravene any other provision hereof. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (to the extent the concept of "qualification to do business" exists) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

            4.2 Authority; No Violation. (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

            (b) The consummation of the transactions contemplated hereby has been duly and validly approved by the Supervisory Board (Aufsichtsrat) of Parent, by the Board of Directors of Merger Sub, and by Parent as sole stockholder of Merger Sub. No other corporate proceedings on the part of Parent or Merger Sub and no vote of Parent's stockholders are necessary to consummate the transactions contemplated hereby.

            (c) The execution and delivery of this Agreement by the two members of the Management Board (Vorstand) of Parent who are the signatories hereto has been duly and validly authorized in accordance with applicable law. The execution and delivery of this Agreement by Merger Sub has been duly and validly approved by the Board of Directors of Merger Sub and no other corporate proceedings on the part of Merger Sub are required. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

            (d) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any applicable German law or the certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

            4.3 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA, (b) the filing of any required applications or notices with the Federal Reserve Bank of New York, the New York State Banking Department and other applicable supranational, federal, state or foreign governmental agencies or authorities as set forth in Section 4.3 of the Parent Disclosure Schedule and approval of such applications and notices or other formal or informal approvals as set forth in
Section 4.3 of the Parent Disclosure Schedule, (c) the filing of the Certificate of Merger with the New York Secretary pursuant to the BCL, (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and of any applicable SRO, and the rules of the NYSE, (e) the consents, approvals and notices required under the 1940 Act and the Advisers Act, (f) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including the EC Merger Regulation, (g) such additional consents and approvals set forth in Schedule 4.3 of the Parent Disclosure Schedule, and (h) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on Parent or prevent consummation of the transactions contemplated by this Agreement, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (x) the execution and delivery by Parent of this Agreement or (y) the consummation by Parent of the Merger and the other transactions contemplated hereby. Except as set forth in Section 4.3 of the Parent Disclosure Schedule, Parent has no reason to believe that any Requisite Regulatory Approvals will not be obtained or satisfied, as the case may be.

            4.4 Broker's Fees. Other than Goldman, Sachs & Co., neither Parent nor any Subsidiary of Parent nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

            4.5 Legal Proceedings. As of the date of this Agreement, except as set forth in Section 4.5 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement or that would impair the ability of Parent to perform its obligations under this Agreement.

            4.6 Ownership of Company Common Stock. Other than as contemplated by this Agreement or pursuant to the Option Agreement, neither Parent nor any of its affiliates (a) beneficially owns or may be deemed to beneficially own, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock, which in the aggregate represent 5% or more of the outstanding shares of Company Common Stock (other than the Fiduciary and DPC Shares).

            4.7 Financing. Parent has no reason to believe that at the Effective Time it will not have available all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and the payment of all fees and expenses relating to such transactions.

            4.8 Reports. Parent and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any U.S. or German Regulatory Agency and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a U.S. or German Regulatory Agency in the regular course of business of Parent and its Subsidiaries, no U.S. or German Regulatory Agency has initiated any proceeding or, to the Knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 1995; except for any such proceedings or investigations that are not reasonably likely, individually or in the aggregate, to materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

            4.9 Financial Statements. Parent has previously made available to the Company copies of (a) the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1997, (b) the related consolidated income statement and cash flow statement for fiscal year 1997, as reported in Parent's Annual Report for 1997 (the "Parent Annual Report"), accompanied by the auditor's report of KPMG Deutsche Truehand-Gesellschaft AG, independent public auditors to Parent, and (c) the most recent unaudited consolidated interim financial statements of Parent with respect to each of its first three fiscal quarters ended after December 31, 1997. The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount); and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with the standards set by the International Accounting Standards Committee.

            4.10 Licenses; Compliance with Applicable Law. Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above.


                                  ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

            5.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement, the Company shall, and shall cause its Subsidiaries to, (a) conduct its business only in the usual, regular and ordinary course consistent with past practice,
(b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, (c) take no action which would adversely affect or delay in any material respect the ability of either Parent or the Company to obtain any Requisite Regulatory Approvals and (d) use reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of the Company and its Subsidiaries as currently conducted following the Effective Time. Without limiting the foregoing, the Company agrees, and shall cause its Subsidiaries to continue, to manage the Equity Derivatives Portfolio in accordance with the highest reasonable industry standards, including with respect to credit exposure, credit concentrations, collateral, market risk profile, pricing models and statistical models (in each case, as determined in consultation with Parent).

            5.2 Forbearances of the Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Company Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the Option Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

            (a) other than in the ordinary course of business consistent with past practice, incur (i) any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or (ii) any capital expenditures, obligations or liabilities;

            (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except, (A) regular quarterly cash dividends (with record and payment dates consistent with past practice) at a rate not in excess of the rate heretofore in effect on the Company Common Stock and dividends on the Company Preferred Stock pursuant to the terms thereof and (B) dividends paid in the ordinary course of business by any Subsidiary (whether or not wholly owned) of the Company) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any additional Options or Units, or any stock appreciation rights, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock, other than with respect to the conversion of convertible securities outstanding as of the date hereof pursuant to their terms and the exercise of Options granted prior to the date hereof pursuant to the Company Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

            (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any Subsidiaries of the Company, to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement and set forth in Section 5.2(c) of the Company Disclosure Schedule;

            (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned Subsidiary of the Company;

            (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any material change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

            (f) other than in the ordinary course of business consistent with past practice, as required by law or contracts in effect as of the date hereof or as contemplated by this Agreement, increase in any manner the compensation or fringe benefits of any employees, former employees, directors or former directors of the Company or any of its Subsidiaries, or pay any pension or retirement allowance not required by any existing Company Benefit Plans to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or incentive pay agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock based compensation (except pursuant to the terms of existing plans or agreements);

            (g) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

            (h) change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable years ending December 31, 1997 and 1996, except as required by changes in law or regulation or as set forth in Section 5.2 of the Company Disclosure Schedule;

            (i) adopt or implement any amendment to its certificate of incorporation or any plan of consolidation, merger or reorganization or any changes to its bylaws;

            (j) materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses;

            (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

            (l) other than as may be required to effect "market risk" hedging activities, (i) enter into any new agreement, understanding or arrangement in respect of any Equity Derivatives Instruments, or amend, modify or terminate any existing agreement, understanding or arrangement in respect of any Equity Derivatives Instruments, or (ii) sell, transfer, encumber or otherwise dispose of any Equity Derivatives Instruments, except, in each case, with the prior consent of Parent; or decrease the aggregate amount of reserves attributable to the Equity Derivatives Portfolio other than in connection with any disposition or charge-off undertaken with Parent's consent or as required by GAAP; or

            (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

            5.3 Forbearances of Parent. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Parent shall cause its Subsidiaries to (a) not take or agree to, or make any commitment to take any action, without the prior written consent of the Company, that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law, (b) take no action which would adversely affect or delay in any material respect, the ability of either Parent or Company to obtain any Requisite Regulatory Approval and (c) use its reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of the Company and its Subsidiaries as currently conducted following the Effective Time.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            6.1 Regulatory Matters. (a) As soon as practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement, which shall be reasonably acceptable to Parent, respond to comments of the staff of the SEC and promptly thereafter mail or deliver the Proxy Statement to its stockholders. Prior to filing the Proxy Statement in preliminary form and in definitive form with the SEC, the Company shall provide Parent with reasonable opportunity to review and comment upon the contents of the Proxy Statement. Parent and the Company, as appropriate, shall promptly prepare and file all requisite notices and applications with respect to the Merger with the Federal Reserve Board, the New York Banking Department, and any other applicable local, state, federal or foreign Regulatory Agency and as required under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations, and shall seek confirmation that no German or other Regulatory Agency objects to the consummation of the transactions contemplated by this Agreement.

            (b) Subject to Section 6.6, the parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. The Company shall use its reasonable best efforts to obtain all necessary consents and approvals under the 1940 Act and the Advisers Act and to obtain any required approvals of the boards of directors and stockholders of all of its Subsidiaries, and all investment companies or investment advisory clients advised by any such Subsidiary, regulated under the 1940 Act and the Advisers Act or as to which approvals are otherwise required. Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The Company agrees that neither it nor any of its representatives will have any material contact with any Governmental Entity regarding the Merger, the other transactions contemplated hereby or Parent's regulatory filings or applications without prior consultation with Parent.

            (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

            (d) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

            6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall furnish the Company with all information relevant to Parent's ability to consummate the Merger and the other transactions contemplated hereby.

            (b) To the extent permitted by law, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent and its Subsidiaries, access, during normal business hours during the period prior to the Effective Time, to all its books, contracts, commitments and records, and all other information (including any report or other document filed by the Company or its Subsidiaries with, or received by any of them from, any Governmental Entity) concerning the Equity Derivatives Portfolio as Parent or its Subsidiaries may request.

            (c) Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) or (b) or otherwise in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated November 6, 1998, between Parent and the Company (the "Confidentiality Agreement").

            (d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

            6.3 Board Recommendations. The Company's Board of Directors has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Company's stockholders, and except as provided in the next sentence, the Board of Directors of the Company shall at all times recommend approval and adoption of this Agreement and the

Merger by the Company's stockholders. The Board of Directors of the Company shall be permitted to withdraw or modify in a manner adverse to Parent (or not to continue to make) its recommendation to its stockholders if, but only if, (a) in the opinion of the Company's outside counsel, such action is required, in response to an unsolicited bona fide written Superior Proposal, in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, (b) the Company has given Parent five business days' prior notice of the receipt of such Superior Proposal and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Parent and (c) the Company has fully and completely complied with
Section 6.4. For the purposes of this Agreement, "Superior Proposal" shall mean any bona fide Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock on terms the Board of Directors of the Company determines in its good faith judgment (taking into account the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable and provide greater value to all the Company's stockholders than this Agreement and the Merger taken as a whole. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving the Company or any Significant Subsidiary (as defined in Regulation S-X of the SEC) of the Company, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Company or all or substantially all of the assets or deposits of any Significant Subsidiary of the Company, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Company or more than 25% of any Significant Subsidiary of the Company, or (z) any substantially similar transaction.

            6.4 Other Offers. The Company and its Subsidiaries, and the officers, directors, financial or legal advisors of the Company and its Subsidiaries, will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or (b) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal; provided that the Company may, in response to an unsolicited written proposal from a third party regarding an Acquisition Proposal engage in the activities specified in clause (b), if (i) in the opinion of the Company's outside counsel, such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law and (ii) the Company has received from such third party an executed confidentiality agreement with terms not materially less favorable to the Company than those contained in the Confidentiality Agreement. The Company will immediately notify Parent orally and will promptly (and in no event later than 24 hours after having received the relevant Acquisition Proposal) notify Parent in writing (which oral and written notices shall identify the Person making the Acquisition Proposal and set forth the material terms thereof) after having received any Acquisition Proposal, or request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person who is considering making or has made an Acquisition Proposal. The Company will keep Parent fully informed of the status and details of any such Acquisition Proposal or request and any related discussions or negotiations. The Company shall, and shall cause its Subsidiaries, and shall instruct the directors, officers and financial and legal advisors of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section 6.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the Company's stockholders which, in the judgment of the Company's outside counsel, is required under applicable law; provided that nothing in this sentence shall affect the obligations of the Company and its Board of Directors under any other provision of this Agreement.

            6.5 Stockholder Approval. The Company shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with this Agreement and the Merger. The Company shall recommend (subject to Section 6.3) that its stockholders approve and adopt this Agreement and the Merger Agreement and shall use its reasonable best efforts to obtain the requisite stockholder approval of the Merger, this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.5 shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal, including without limitation a Superior Proposal, or a decision by the Board of Directors of the Company to withdraw or modify in a manner adverse to Parent (or not to continue to make) its recommendation to its stockholders to approve and adopt this Agreement and the Merger.

            6.6 Legal Conditions to Merger. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement; provided that Parent shall not be obligated to agree to any unduly burdensome condition sought to be imposed by any Governmental Entity. Notwithstanding the foregoing, each of Parent and the Company shall promptly take, or cause its affiliates to take, if required by or necessary to resolve any objection of the Federal Reserve Board or its staff, the New York State Banking Department or its staff, the German Banking Supervisory Authority or its staff, or any other Governmental Entity of competent jurisdiction, in each case in order to consummate the transactions contemplated hereby, all reasonable steps as shall be reasonably necessary (including all reasonable actions necessary to satisfy applicable regulatory capital requirements) to secure the Requisite Regulatory Approvals or any applicable government clearance or notice of non-objection. Each of Parent and the Company represents that such party's affiliates have full power and authority to effect any transactions that may be required pursuant to this Section 6.6 and have no reason to believe that such approvals will not be obtained. Prior to making any filing with a Governmental Entity, and to the extent permitted by law, Parent will provide the Company with a reasonable opportunity to comment on such filing.

            6.7 Indemnification; Directors' and Officers' Insurance. (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain, to the extent permitted by the BCL, the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties and any other Persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby); provided, that the certificate of incorporation and bylaws of the Surviving Corporation shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification rights to such individuals as contained in the certificate of incorporation and bylaws of the Surviving Corporation without giving effect to changes permitted by this proviso.

            (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted by the BCL, the present and former officers, directors, employees and agents of the Company or any of its Subsidiaries in their capacities as such (each an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby).

            (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby) which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided further, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.7(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

            (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.7.

            (e) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

            6.8 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

            6.9 Advice of Changes. Parent and the Company shall promptly advise the other party of any change or event having, or which could have, a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or would be reasonably likely to cause any of the conditions in Article VII not to be satisfied or to cause the satisfaction thereof to be materially delayed.

            6.10 Employee Benefits. (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize the prior service with the Company or any of its Subsidiaries of each employee of the Company or any of its Subsidiaries as of the Effective Time (the "Company Employees") as service under the Parent employee benefit plans for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals under any defined benefit pension plan) in which such Company Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent to be waived with respect to the Company Employees and their eligible dependents to the extent that such Company Employees and their eligible dependents were covered or would have been covered under the group health plans of the Company immediately prior to the Effective Time and (ii) give each Company Employee credit, for the plan year in which such Company Employee commences participation in the plans of Parent, towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation.

            (b) Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms all vested benefits under the Company Benefit Plans or under other contracts, arrangements, commitments or understandings set forth in the Company's Disclosure Schedules.

            6.11 Employment Agreements. Concurrently with the execution of this Agreement, the Company is entering into agreements with each of the Company's employees whose names are set forth in Section 6.11 of the Company Disclosure Schedule (the "Designated

Key Employees") in substantially the applicable form set forth in Exhibit B attached hereto. Parent agrees to cause the Surviving Corporation to honor all such agreements in accordance with their respective terms.

            6.12 Employee Retention Plan and Benefit Continuation. As soon as practicable following the date hereof, the Company will offer to enter into retention bonus and pay guarantee agreements with key employees of the Company, as determined and approved by Parent in consultation with the Company. In no event shall any amount be payable under any such agreement prior to the Effective Time. It is the intention of Parent that the aggregate amount of retention bonuses subject to such agreements will be an amount between $400 million and $500 million.

            6.13 State Takeover Statutes. The Company will take all steps necessary to exempt (or continue the exemption of) the Merger, this Agreement and the Option Agreement and the transactions contemplated hereby and thereby (including, without limitation, exercise of the Option (as defined therein)) from, or if necessary challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect.

            6.14 Section 15 of the Investment Company Act. The Company shall use its reasonable best efforts to obtain as promptly as practicable the approval of the stockholders of each fund with respect to which the Company or any of its Subsidiaries is an investment adviser (collectively, the "Funds"), pursuant to the provisions of Section 15 of the 1940 Act applicable thereto, of a new investment advisory agreement for such Fund identical in all respects to that in effect immediately prior to the Closing, except that such new investment advisory agreement shall be effective immediately after the Closing and shall have an initial term of two years.

            6.15 Consent Procedure. In connection with obtaining consents from investment advisory clients, if such consents are determined to be necessary, the Company shall (i) use all commercially reasonable efforts to obtain such consents, (ii) keep Parent informed of the status of obtaining consents (including, to the extent permitted by applicable law, pursuant to "negative consent" procedures), (iii) provide to Parent drafts of any proxy statement or other written communication and (iv) to the extent applicable, deliver to Parent prior to the Closing copies of all executed client consents and make available for inspection the originals of such consents prior to the Closing, and Parent shall facilitate the Company's communication with clients regarding such consents.

            6.16 Rights Plan. Prior to the earlier of the Effective Time or any termination of this Agreement pursuant to Article VIII, the Company agrees that it shall not without Parent's consent redeem the Rights, amend or modify its Rights Plan or take any other action that could result in the Rights Plan being deemed inapplicable to any Person other than Parent.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of holders of two-thirds of the outstanding shares of the Company Common Stock entitled to vote thereon.

            (b) Other Approvals. All regulatory approvals and non-objections required to consummate the transactions contemplated hereby shall have been obtained (consistent with the provisions of Section 6.6) and shall remain in full force and effect, and all statutory waiting periods shall have expired (including, if applicable, the expiration or termination of any waiting period under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations) (all such approvals, non-objections and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

            7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. Subject to Section 2.3(b), the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed in all respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date (except to the extent that any failure to so comply (other than with respect to Sections 6.3, 6.4, 6.5 and 6.16) would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company), and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

            (c) Approvals. All third party approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct by the Surviving Corporation of the business of the Company and its Subsidiaries as currently conducted following the Effective Time (except for any such approval the failure of which to obtain would not result in a Material Adverse Effect on the Surviving Corporation) shall have been obtained and shall remain in full force and effect.

            (d) No Litigation. No Governmental Entity in the United States, Germany, Australia or the European Union shall have commenced any litigation seeking to restrain, prevent or unwind the Merger or impose material sanctions or penalties as a result thereof or seeking to prevent Parent from having full authority to control and manage the Surviving Corporation after the Effective Time.

            (e) Resignation of Directors. Except as otherwise requested by Parent, the directors of each of the Company and the Company's Significant Subsidiaries shall have executed letters of resignation effective at the Effective Time, in the case of the Directors of the Company, and at such time as their successors have been duly elected and qualified, in the case of the Company's Significant Subsidiaries.

            (f) Rights Agreement. None of the events described in Section 11(a)(ii) or 13 of the Rights Plan shall have occurred, and the Rights shall not become exercisable for Company Common Stock upon consummation of the Merger.

            7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. Subject to Section 2.3(b), the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, as of the Closing Date (except to the extent such representations and warranties speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by two members of Parent's Management Board (Vorstand) to such effect.

            (b) Performance of Obligations of Parent. Parent shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (except to the extent that any failure to so comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Parent), and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by two members of Parent's Management Board (Vorstand) to such effect.


                                 ARTICLE VIII

                          TERMINATION AND AMENDMENT

            8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of the matters presented in connection with the Merger:

            (a) by mutual consent of Parent and the Company in a written instrument executed and delivered in accordance with their respective applicable laws;

            (b) by either Parent or the Company if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

            (c) by either Parent or the Company if the Merger shall not have been consummated on or before October 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either Parent or the Company if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the date referred to in Section 8.1(c); provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Sections 7.2(a), 7.2(b), 7.3(a) or 7.3(b), as applicable;

            (e) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger and the transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

            (f) by Parent if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its favorable recommendation of the Merger or if the Company determines to negotiate with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to their properties, books or records, to any Person in connection with an Acquisition Proposal; and

            (g) by Parent if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has granted such approval subject to a condition which in the good faith judgment of Parent would be unduly burdensome (consistent with the provisions of Section 6.6), and such grant and related condition have become final and nonappealable.

            8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (a) Sections 6.2(b), 8.2 and 9.2 through 9.12 shall survive any termination of this Agreement, (b) such termination shall not affect the Option Agreement (which shall remain in effect pursuant to its terms unless terminated in accordance therewith) and (c) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement; provided that in no event shall any party hereto be liable for any remote or punitive damages.

            8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by Parent and the Company at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, to the extent required by the BCL, there may not be, without further approval of such stockholders, any amendment of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            8.4 Extension; Waiver. At any time prior to the Effective Time, subject to compliance with applicable law, Parent and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for the waiving party's benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                               GENERAL PROVISIONS

            9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

            9.2 Expenses. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and the Company.

            9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to Parent, to:

                 Deutsche Bank AG
                 Taunusanlage 12
                 60325 Frankfurt am Main
                 Germany
                 Attn:  Group General Counsel
                 Fax:  49 69 910 38572

            with a copy to:

                 Cleary, Gottlieb, Steen & Hamilton
                 One Liberty Plaza
                 New York, NY  10006
                 Attention:  Victor I. Lewkow, Esq.
                 Fax:  (212) 225-3999

and
            (b)  if to the Company, to:

                 James T. Byrne, Jr.
                 Bankers Trust Corporation
                 130 Liberty Street
                 New York, NY  10006
                 Attn:  Office of the Secretary
                 Fax:  (212) 250-4713

            with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, NY  10019
                 Attention:  Edward D. Herlihy, Esq.
                 Fax:  (212) 403-2000

            9.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

No provision of this Agreement shall be construed to require the Company, Parent or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation. Notwithstanding any other provision of this Agreement, neither Parent, on the one hand, nor the Company, on the other, shall be deemed to have failed to comply with any of its obligations hereunder (other than the giving of notice contemplated by Section 8.1(d)) to the extent such failure is due to a breach (subject to the standard set forth in Section 2.3(b)) by the other party of any of its representations, warranties or covenants set forth herein.

            9.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            9.6 Entire Agreement. This Agreement (including the Company Disclosure Schedule, the Parent Disclosure Schedule, the exhibits attached hereto and all other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreement and the Confidentiality Agreement.

            9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles thereof.

            9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            9.9 Publicity. Neither Parent nor the Company shall, nor shall either permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed and, in any event, only after consultation with the other party to the extent feasible.

            9.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            9.11  Court Proceedings.

            (a) Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            (b) Governmental Entity. Notwithstanding any provision herein, no party shall be required to commence any action against any Governmental Entity in order to perform its obligations hereunder.

            9.12 Definitions and Usage. (a) For purposes of this Agreement:

            "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Agreement and Plan of Merger, the Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits hereto.

            "Alex. Brown Incorporated 1991 Equity Plan" means the Alex. Brown Incorporated 1991 Equity Incentive Plan which was assumed by the Company in connection with its acquisition of Alex. Brown Incorporated on September 1, 1997.

            "BT Investments (Australia) Ltd. Group Notional Equity Participation Plan" means the BT Investments (Australia) Ltd. Group Notional Equity Participation Plan, as amended to date.

            "Dividend Reinvestment and Common Stock Purchase Plan" means the Company's Dividend Reinvestment and Common Stock Purchase Plan, as amended to date.

            "Equity Derivatives Instruments" has the meaning assigned to such term in Section 3.8 of the Company Disclosure Schedule.

            "Equity Derivatives Portfolio" has the meaning assigned to such term in Section 3.8 of the Company Disclosure Schedule.

            "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, any effect that (i) is or is reasonably likely to be material and adverse to the condition (financial or otherwise), business, liabilities, properties, assets or results of operations of such party and its Subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (A) the United States or global economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, or (C) the financial services industry in general, and not specifically relating to the Company or Parent or their respective Subsidiaries, as the case may be, or (ii) would materially impair the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

            "1985 Stock Option and Stock Award Plan" means the Company's 1985 Stock Option and Stock Award Plan as amended to date.

            "1991 Stock Option and Stock Award Plan" means the Company's 1991 Stock Option and Stock Award Plan as amended to date.

            "1994 Stock Option and Stock Award Plan" means the Company's 1994 Stock Option and Stock Award Plan as amended to date.

            "1997 Stock Option and Stock Award Plan" means the Company's 1997 Stock Option and Stock Award Plan as amended to date.

            "Partnership for One-Hundred Plan" means the Company's Partnership for One-Hundred Plan as amended to date.

            "Partnership for One-Hundred Plan II" means the Company's Partnership for One-Hundred Plan II as amended to date.

            "Partnershare Plan" means the Company's Partnershare Plan as amended to date.

            "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Previously Disclosed" with respect to any party means information set forth in such party's Disclosure Schedule.

            "Rights Plan" means the Amended and Restated Rights Agreement, dated February 22, 1988, as amended through the date hereof, between the Company and Harris Trust and Savings Bank.

            A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

                   Term                                     Section
                   ------------------------------------------------
                   Acquisition Proposal                    6.3
                   Advisers Act                            3.4
                   Agreement                               recitals
                   Awards                                  1.7(a)
                   BCL                                     1.1

                   Term                                     Section
                   ------------------------------------------------
                   beneficial ownership                    6.3
                   BHCA                                    3.1(a)
                   CERCLA                                  3.19
                   Certificate of Merger                   1.2
                   Certificate                             1.5(a)
                   Closing                                 2.1
                   Closing Date                            2.1
                   Code                                    1.5(c)
                   Company                                 recitals
                   Company Benefit Plans                   3.11(a)
                   Company Capital Stock                   3.2
                   Company Common Stock                    1.4(a)
                   Company Contract                        3.14
                   Company Convertible Debentures          1.4(e)
                   Company Disclosure Schedule             2.3(a)
                   Company Employees                       6.10(a)
                   Company Equity Plans                    1.7(a)
                   Company Intellectual Property           3.20(a)
                   Company 1997 Form 10-K                  3.6
                   Company Preferred Stock                 3.2
                   Company Regulatory Agreement            3.15
                   Company Reports                         3.12
                   Company Stock Option Plans              1.6
                   Company Stock Plans                     1.7(a)
                   Confidentiality Agreement               6.2(c)
                   Corporate Entity                        3.1(a)
                   Derivative Instruments                  3.17
                   Designated Key Employees                6.11
                   EC Merger Regulation                    3.4
                   Effective Time                          1.2
                   ERISA                                   3.11(a)
                   ERISA Affiliate                         3.11(h)
                   Exchange Act                            3.6
                   Exchange Agent                          1.5(b)
                   Fiduciary and DPC Shares                1.4(c)
                   Federal Reserve Board                   3.4
                   Funds                                   6.14
                   GAAP                                    3.6
                   Governmental Entity                     3.4
                   HSR Act                                 3.4
                   Indemnified Party                       6.7(b)
                   Injunction                              7.1(c)
                   Insurance Amount                        6.7(c)
                   Lien                                    3.1(b)

                   Term                                     Section
                   ------------------------------------------------
                   Merger                                  recitals
                   Merger Consideration                    1.4(a)
                   Merger Sub                              recitals
                   New York Secretary                      1.2
                   1940 Act                                3.4
                   NYSE                                    3.4
                   Options                                 1.6
                   Option Agreement                        recitals
                   Parent                                  recitals
                   Parent Annual Report                    4.9
                   Parent Disclosure Schedule              2.3(a)
                   Proxy Statement                         3.4
                   Regulatory Agencies                     3.5
                   Requisite Regulatory Approvals          7.1(b)
                   Rights                                  3.27
                   SEC                                     3.4
                   Securities Act                          3.12
                   Series Q                                3.2
                   Series R                                3.2
                   Series S                                3.2
                   SRO                                     3.4
                   Stock Awards                            1.7(a)
                   Subsidiary                              3.1(a)
                   Superior Proposal                       6.3(a)
                   Surviving Corporation                   recitals
                   Taxes                                   3.10(d)
                   Units                                   1.7(a)
                   Year 2000  Deficiency  Notification     3.20(c)
                   Letter

            (c) A fact, event, circumstance or occurrence shall be within a Person's "Knowledge" if, with respect to the Company, such fact, event, circumstance or occurrence is or was actually known by any of the Company's executive officers or directors (or persons serving in a similar capacity), or, with respect to the Parent, such fact, event or circumstance or occurrence is or was actually known by any member of the Parent's Management Board (Vorstand).

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

DEUTSCHE BANK AG                        BANKERS TRUST CORPORATION


By:/s/ Rolf-E. Breuer                      By:/s/ Frank N. Newman
   Name:Rolf-E. Breuer                     Name:Frank N. Newman
   Title:                                  Title:Chairman of the Board and
                                                 Chief Executive Officer


By:/s/ Josef Ackermann
   Name:Josef Ackermann
   Title:


CIRCLE ACQUISITION CORPORATION


By:/s/ Robert B. Allardice III
   Name:Robert B. Allardice III
   Title: